This form of Manufacturing Agreement is used by the Company in the ordinary course of business with several customers, including Breath Asure, Inc., Ranir/DCP, Inc., Heritage Consumer Products, and Herbalife International, Inc.

                             MANUFACTURING AGREEMENT


EFFECTIVE DATE:
                -------------------------------

PARTIES:                     , a                 corporation  ("CUSTOMER")
         --------------------    ---------------
            Address:
                     ---------------------------

                     ---------------------------

                   GUM TECH INTERNATIONAL, INC., a Utah corporation ("GUM TECH")
                           Address:  246 East Watkins Street
                                     Phoenix, Arizona 85004

RECITALS:

     A. Gum Tech manufactures and packages specialty gums and other products for others for their sale and distribution.

     B. Customer desires to have Gum Tech manufacture and package certain specialty gum products upon the terms and conditions of this Manufacturing Agreement (this "AGREEMENT").

AGREEMENTS:

     In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1) DEFINITIONS. For purposes of this Agreement the following terms shall have the following meanings:

               a) "APPLICABLE LAWS" means all applicable determinations of any governmental authority and all applicable federal, state or local laws, statutes, ordinances, rules, regulations and orders, including, without limitation, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. Section 301, ET SEQ., as amended (the "ACT").

               b) "PRODUCT" or "PRODUCTS" means those products listed on the attached EXHIBIT A.

               c) "SKU" OR "STOCK KEEPING UNIT" means a particular configuration of the Product (flavor and packaging) that would normally be tracked as a stock keeping unit by a retailer.

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               d)  "SPECIFICATIONS"  means the  specifications for the Products"
formulas, packaging and labeling as set forth on the attached EXHIBIT B. In the event that complete --------- specifications are not attached to this Agreement at the time it is executed, the parties shall thereafter mutually agree upon the Specifications. Either party may terminate this Agreement in the event that the parties cannot, in good faith, agree upon the specifications within sixty (60) days after the Effective Date.

     2) MANUFACTURING.

          a) Gum Tech shall manufacture and package the Products for Customer in accordance with the Specifications.

          b) Gum Tech may, with the prior written consent of Customer, which consent shall not be unreasonably withheld or delayed, subcontract the manufacturing and/or packaging processes to any of its affiliates or a third party.

          c) At the request of Gum Tech, Customer shall, at its cost and expense, provide Gum Tech with such technical assistance as may be reasonably necessary to enable Gum Tech to manufacture and package the Product in conformance with the Specifications.

          d) Except as otherwise set forth herein, Gum Tech shall supply all of the raw materials and packaging materials for the Product.

     3) EXCLUSIVITY. During the term of this Agreement, Customer shall not itself manufacture, or engage any other person or entity to manufacture, the Product, without Gum Tech's prior written consent.

     4) CHANGE IN SPECIFICATIONS. Customer may change the Specifications for a Product with at least ninety (90) days prior notice to Gum Tech, provided that Customer may not change the Specifications so substantially that the Product no longer falls within the general description of the Product on EXHIBIT A. If Gum Tech has reasonable, articulable, objections to the change in Specifications, it shall have the right to terminate this Agreement by written notice to Customer within thirty (30) days after it receives the notice regarding the change in Specifications from Customer. In the event that GumTech does not terminate this Agreement as provided herein, it shall implement the requested change(s) to the Specifications and Customer shall (i) reimburse Gum Tech, within thirty (30) days of the date of invoice, for the cost of any packaging materials or finished Product in inventory that is rendered obsolete because of the change(s); and
(ii) pay any increase in the cost of production of the Product due to the change(s), as provided in SECTION 8.(C) below.

     5) ADVERTISING/PACKAGING DESIGN. Advertising and sales promotion copy associated with the marketing, sale or distribution of the Product will be prepared by Customer and be the sole responsibility of Customer and shall comply with all Applicable Laws. Customer shall likewise be responsible for and shall supply the design for all packaging hereunder in a digital format. All design, artwork, print plates and film costs shall be borne by Customer. Customer shall be responsible for reviewing and approving final proofs or films for packaging prior to printing. Gum Tech shall NOT be responsible for press checks.

     6) TERM. This Agreement shall be effective on the Effective Date and, unless sooner terminated pursuant to the terms hereof, shall continue through the ____ anniversary date of the Effective Date. The Agreement shall, thereafter, be automatically renewed for consecutive one (1) year periods, provided that Customer has met the minimum annual purchase requirements set forth on EXHIBIT D, unless either party at least sixty (60) days prior to a renewal date, notifies the other party in writing that such party elects not to renew the Agreement.

     7) FORECAST; PURCHASE ORDERS; SHIPMENT.

          a) FORECAST. Upon the execution of this Agreement, Customer and Gum Tech shall work together to develop a written, ninety (90)-day forecast of the requirements for the Products to be manufactured and packaged by Gum Tech hereunder (the "FORECAST"). Customer and Gum Tech shall work together to update the Forecast every thirty (30) days during the Term.

          b) PURCHASE ORDERS. Purchase orders for the Product shall be in writing and shall specify the particular Product to be manufactured and packaged, the quantity of said Product and the date upon which Customer desires to have the Product ready for delivery (the "REQUESTED DELIVERY DATE") which shall be at least thirty (30) days after the date the Purchase Order is received. All Purchase Orders shall be subject to and be deemed to incorporate all provisions of this Agreement and any term in any Purchase Order inconsistent with this Agreement shall have no effect whatsoever, unless Gum Tech expressly acknowledges the inconsistency in writing and expressly agrees in writing to abide by such inconsistent term. Purchase Orders must be for the minimum order quantities set forth on EXHIBIT D.

          c) ACCEPTANCE OR REJECTION OF PURCHASE ORDERS. Gum Tech shall give prompt notice to Customer of any rejection of a purchase order, in whole or in part. Gum Tech may reject a purchase order in whole or in part for any of the following reasons: (i) Gum Tech has experienced a Force Majeure Delay as provided in SECTION 7.(F) below; (ii) Customer is in breach of any provision hereof or any provision of any other written agreement between Customer and Gum Tech; (iv) Customer is a party to any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law or Customer is generally failing to pay its debts when due or Customer has taken any corporate action in furtherance of any of the foregoing; or (vi) the purchase order contains terms which are inconsistent with the terms of this Agreement or the course of dealing between Customer and Gum Tech or are violative of any Applicable Law.

          d) TIMING. Subject to SECTION 7.(F) below and further subject to Gum Tech's timely receipt of packaging materials: (i) to the extent that the requested quantity is as was projected in the Forecast (delivered at least sixty
(60) days prior to the placement of the purchase order) for the relevant time period, Gum Tech shall deliver the Product in accordance with SECTION 7.(E) on the requested Delivery Date; but (ii) to the extent that the requested quantity exceeds the projected quantity in the Forecast for the relevant time period, Gum Tech shall only be required to use commercially reasonable efforts to complete the order by the Requested Delivery Date.

          e) SHIPPING. Shipping shall be FOB Phoenix, Arizona, meaning that Gum Tech shall, at Gum Tech's shipping location, bear the risk and expense of placing the Product ordered in the possession of an inland carrier for shipment to Customer, and thereafter: (i) Customer shall bear all further risks and transportation/ freight costs and other expenses; (ii) such Product shall be deemed accepted by Customer, except as otherwise set forth in this Agreement; and (iii) all obligations of Gum Tech hereunder with respect to the delivery and the Product delivered shall terminate and cease as to such Product except for the warranty set forth in SECTION 9.(C) below or otherwise provided in this paragraph. Customer shall be responsible for meeting all claims with carriers, insurers, warehouses and others for mis-delivery or non- delivery, loss, damage, delay or otherwise. The date of delivery for purposes of this Agreement shall be the date on which the inland carrier takes possession.

          f) DELAYS. Gum Tech shall not be liable for delays in delivery and/or shipment of the Product if such delay derives from governmental regulation or control, riot, war, acts of God, fires, floods, droughts, storms, strikes, labor disturbances, lock-outs, delays in transportation, untimely delivery or manufacture of components or materials or packaging not manufactured by Gum Tech, epidemics, civil commotions, destruction of Gum Tech's plant or plants, or from any other cause whatsoever, whether or not enumerated, beyond Gum Tech's control (collectively, "FORCE MAJEURE DELAY"). If, in such an event, Gum Tech is unable to make delivery to Customer for three (3) months, Customer shall have the option of canceling all orders, including the unshipped portion of any such orders already received and accepted by Gum Tech, by giving thirty (30) days notice in writing thereof.

     8) PRICES; PAYMENT.

          a) PRICE. Customer will pay Gum Tech for the Product at the prices set forth on the attached EXHIBIT C (the "PRICE"). The Price does not include any sales, transaction privilege, excise, value added or use or consumption taxes imposed by any federal, state or local taxing authority and the same shall be the sole responsibility of Customer.

          b) REIMBURSABLE EXPENSE. In addition to the Price, Customer shall pay to Gum Tech any and all reasonable costs incurred by Gum Tech in:

               i) Reformulating or modifying the Product after the Effective Date hereof at the request of Customer;

               ii)   Complying   with  or   responding   to  any   requirements,
recommendations or inquiries of the United States Food and Drug Administration ("FDA") relating to the Product, beyond normal FDA requirements;

               iii) Complying with the requirements of any foreign regulatory agency;

               iv) Changing the tooling with respect to the manufacture and packaging of the Product to conform to any change in the Specifications requested by Customer.

In no event shall Gum Tech be required to make plant modifications or to install specialized equipment exclusively related to the manufacturing and/or packaging of the Product, unless and until Gum Tech and Customer mutually agree upon a price adjustment and/or an amortization of the costs therefor.

          c) ADJUSTMENT IN PRICE.

               i) AUTHORIZED ADJUSTMENTS. The Price may be adjusted periodically by Gum Tech to reflect any increase in the costs of raw materials, production, labor and packaging or other costs incurred by Gum Tech in connection with the fulfillment of the purchase orders hereunder, plus Gum Tech's normal mark up on the increased amount. If requested in writing, Gum Tech shall substantiate such increase by providing documentation to Customer.

               ii) DUTY TO MINIMIZE PRICE INCREASES. Gum Tech will use reasonable efforts to minimize any such increases by seeking low-cost suppliers, with due regard to quality and reliability, and will cooperate with Customer in investigating and, where Gum Tech deems it appropriate, utilizing any such suppliers identified by Customer. Gum Tech shall not be responsible hereunder for any delays or deficiencies caused by a supplier utilized by Gum Tech at the request of Customer.

               iii) EFFECTIVE DATE OF PRICE ADJUSTMENTS. Any such increase in price shall be effective upon thirty (30) days written notice to Customer of such change. Such change shall apply to any new orders made after the effective date of the change. Any orders which were placed for immediate delivery but remain unfilled in whole or in part at the effective time of such change shall be delivered at the old price.

               iv)   INCREASED   COST   DUE   TO   CHANGE   IN   SPECIFICATIONS.
Notwithstanding anything to the contrary above, if any change to the Specifications (whether to the formula, the packaging or the labeling) is required by Customer or by any governmental or regulatory agency, and such changes result in increased costs to Gum Tech, Gum Tech shall be immediately entitled to increase its Price to Customer by the amount of such cost increases, plus the normal mark up on the increased amount.

          d) Payment Terms. Payment, in lawful money of the United States, shall be due within thirty (30) days following delivery by Gum Tech.

     9) REPRESENTATION AND WARRANTIES; REGULATORY COMPLIANCE.

          a) COMPLIANCE WITH APPLICABLE LAWS. Each party thereto represents and warrants that its obligations hereunder shall be performed in full compliance with all Applicable Laws. Each party shall cooperate with the other, as necessary, to be and remain in full compliance with Applicable Laws.

          b) PERMITS AND REGULATORY APPROVALS. Gum Tech represents and warrants that it has all the necessary permits and licenses for the manufacture of Product. Customer represents and warrants that it has all the necessary regulatory approvals and registrations for the sale and distribution of the Product.

          c) GUM TECH PRODUCT WARRANTY.

               i) Gum Tech represents and warrants that it shall manufacture and package the Product in compliance with the Specifications and all Applicable Laws and that the Product will be free from defects in Materials utilized by Gum Tech in manufacturing the Product.

               ii) Customer shall give written notice to Gum Tech of a defect claimed to be within the scope of this warranty within five (5) days of Customer's discovery of the defect. The Product involved must be returned to Gum Tech at its manufacturing facility or other mutually agreeable location within five (5) business days after Customer receives the Product from the customer or other end-user, at Customer's expense. The Product must be properly preserved, packaged and shipped to avoid damage or degradation in transit. Gum Tech shall have the right to conduct tests and other investigation on the returned Product, the results of which will be shared with Customer, in order to determine whether it in fact suffers from a defect for which Gum Tech is responsible hereunder. In the event that a defect is discovered that is covered by this warranty, Gum Tech shall reimburse Customer for the cost of shipping the Product and shall replace the Product with conforming Product. Gum Tech shall not be liable for any consequential or incidental damages caused by any defect in the Product. In the event that no defect is discovered for which Gum Tech is responsible hereunder, Customer shall reimburse Gum Tech for the cost of testing the returned Product.

               iii) The warranties provided in this SECTION 9.(C), the obligations and liabilities of Gum Tech hereunder, and the rights and remedies of Customer hereunder ARE EXCLUSIVE AND IN SUBSTITUTION FOR AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, AS TO DESCRIPTION, QUALITY, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, PRODUCTIVENESS OR ANY OTHER MATTER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OR PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, ANY IMPLIED WARRANTY OF FITNESS OR FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

               iv) In the event Customer modifies, alters or changes the Product in any way subsequent to the purchase of the Product without the prior written consent of Gum Tech, Gum Tech's obligations under this warranty shall be terminated.

          d) CUSTOMER WARRANTIES. Customer represents and warrants that if Gum Tech's manufacturing and packaging processes conform to the Specifications, the packaging shall be in full compliance with all Applicable Laws. Customer shall use reasonable efforts to ensure, to the extent within the control of Customer, that after delivery of the Product, the Product will not become "adulterated" or "misbranded" within the meaning of the Federal Food, Drug and Cosmetic Act (the "ACT") or violate similar regulations of other countries in which the Product is to be sold. Customer represents and warrants that all packaging and package labeling complies with all requirements of the Fair Packaging and Labeling Act and all other Applicable Laws.

          e) ORGANIZATION. Each party represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is qualified to do business in every jurisdiction in which the nature of its business or assets requires such qualification.

          f) VALID AND BINDING AGREEMENT. Each party represents and warrants that execution of this Agreement, delivery of the same to the other party, and the performance hereunder are duly authorized by all necessary action and that this Agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, subject as to the enforcement of remedies to applicable insolvency, moratorium and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of equitable remedies. Each party represents and warrants that it is not a party to any contract or subject to any other legal restrictions that would prevent or restrict complete fulfillment of any of the terms and conditions of this Agreement.

          g) ADVERTISING; COMPLIANCE WITH LAW. Customer represents and warrants that all advertising, marketing and promotional activities in connection with the Product comply with all Applicable Laws.

     10) COMPLIANCE WITH REGULATIONS.

          a) FACILITY INSPECTIONS. If a designated representative of the United States, its territories, the District of Columbia, or other regulatory agency chooses to inspect any manufacturing facility used by Gum Tech in the performance of its obligations under this Agreement, Gum Tech shall provide Customer with notice of the requested inspection.

          b) REGULATORY REPORTS. Each party shall promptly furnish the other with copies of reports or other information relating to the Product prepared by it, or on its behalf, to be filed with the FDA or other governmental authorities or received from the FDA or other governmental authorities. Any and all issues concerning distribution or advertising/promotion of the Product shall be addressed and resolved by Customer. Any and all issues raised with respect to the manufacturing of the Product shall be resolved by Gum Tech. Each shall apprise the other in writing of all decisions, actions or other steps taken by Customer to resolve any issues raised.

     11) INDEMNIFICATION.

          a) PARTIES. As used in this SECTION 11, the term "CUSTOMER GROUP" means Customer and its subsidiary and affiliated companies, and each of their officers, directors, shareholders, employees, agents and their successors and assigns, and each of them and the term "GUM TECH GROUP" means Gum Tech and its subsidiary and affiliated companies, and each of their officers, directors, shareholders, employees, agents and their successors and assigns, and each of them.

          b) CUSTOMER  INDEMNITY.  Customer shall  indemnify,  defend,  and hold harmless Gum Tech Group from and against any damages, costs and expenses (including reasonable attorneys' fees), losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Gum Tech Group as a result of any claim by a third party arising from or relating to any material breach of any representation, warranty, covenant or agreement made by Customer in this Agreement, or in any certificate, instrument or agreement delivered by Customer pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, or any facts or circumstances constituting such breach. This indemnity shall survive expiration or earlier termination of this Agreement.

          c) GUM TECH INDEMNITY. Gum Tech shall indemnify, defend, and hold harmless Customer Group as a result of any claim by a third party from and against any damages, costs and expenses (including reasonable attorneys' fees), losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by Customer Group arising from or related to any material breach of any representation, warranty, covenant or agreement made by Gum Tech in this Agreement, or in any certificate, instrument or agreement delivered by Gum Tech pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, or any facts or circumstances constituting such breach. This indemnity shall survive expiration or earlier termination of this Agreement.

          d) DEFENSE. In case any claim, demand or deficiency (a "CLAIM") is asserted or any action is commenced or notice is given of any administrative or other proceeding against the person(s) and/or entities seeking indemnity under this SECTION 11 (hereinafter referred to as the "INDEMNITEE") in respect of which such indemnity is sought hereunder (each and all of such persons and entities being hereinafter referred to as the "INDEMNITOR") pursuant to this
SECTION 11, Indemnitee shall give prompt notice thereof in writing to Indemnitor. Within thirty (30) days after receipt of such notice (or prior to such earlier date as any answer in any administrative or other proceeding is due), Indemnitor may give Indemnitee written notice of its election to conduct the defense of such Claim at its own expense. If Indemnitor has given Indemnitee such notice of election to conduct the defense, Indemnitee shall nevertheless have the right to participate in the defense thereof, but such participation shall be solely at its expense. If Indemnitor shall not notify Indemnitee in writing (within the time hereinabove provided) of its election to conduct the defense of such Claim, Indemnitee may (but need not) conduct (at the expense of Indemnitor) the defense of any Claim. The party assuming the defense of a Claim hereunder (the "DEFENDING PARTY") shall notify the other party of its intention to settle, compromise or satisfy any such Claim and may make such settlement, compromise or satisfaction unless such other party (the "ASSUMING PARTY") shall notify the Defending Party in writing (within thirty (30) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such Claim and promptly thereafter take appropriate action to implement such defense. The Assuming Party shall indemnify the Defending Party and hold it harmless against any losses in excess of the amount of losses the Defending Party would have incurred if the proposed settlement had been agreed upon. Indemnitee shall cooperate with Indemnitor in such defense, at Indemnitor's cost, and Indemnitee shall provide reasonable assistance of Indemnitee's employees in connection with such defense.

          12) INSURANCE. Each party shall maintain, during the term of this Agreement, on occurrence basis, comprehensive general liability insurance
(including products liability and contractual liability) with an insurance carrier reasonably acceptable to the other party, which insurance policy or policies shall maintain the full products hazards provisions with products hazards limits subject to deductibles not in excess of $10,000 in the aggregate, and with at least $1,000,000 per occurrence and at least $3,000,000 overall coverage for claims of bodily injury and property damage arising out of any claim. Each party shall extend coverage with respect to occurrences during a policy period, regardless of the dates on which claims arising from such occurrences are made, and shall include the other party as a named insured in such policy. Each party shall provide the other with the certificate of insurance to the effect set forth herein. Each policy shall also expressly cover any liability arising from an obligation to indemnify the other party under this Agreement. Each party shall receive thirty (30) days prior written notice of any alteration, modification or cancellation of the insurance coverage to be provided herein.

     13) RECALLS.

          a) If any governmental authority having jurisdiction over the subject matters of this Agreement requires Customer to recall any Product, Customer shall immediately notify Gum Tech and review with Gum Tech the basis for the recall.

          b) Prior to commencing any recall, Customer shall review with Gum Tech the proposed manner in which the recall is to be carried out in compliance with instructions of the applicable regulatory authority. Customer shall carry out the recall in the manner agreed upon between Customer and Gum Tech in as expeditious a manner as possible and in such a way as to cause the least disruption to the sales of Product and to preserve the goodwill and reputation associated with the Product and the names of Customer and Gum Tech. All costs including, but not limited to, attorneys' fees incurred in connection with any recall or the disposal of any recalled Product shall be borne solely by Customer unless the recall was necessitated by a manufacturing defect in the Product, in which event Gum Tech shall reimburse Customer for all reasonable costs incurred in the recall or disposal.

          c) Notice shall be given as soon as possible by the receiving party to the other affected party or parties of any actual or threatened legal or administrative action arising out of the manufacture, sale, distribution, marketing or consumption of the Product. Customer agrees to maintain a file on all written or oral consumer or other type of complaints received which in any way relate to the Product for the duration of the Agreement and otherwise in accordance with Applicable Laws. Should Customer receive any consumer or other type of complaints, Customer shall review, investigate and, if necessary, notify the FDA and endeavor to handle and satisfactorily resolve such complaints.

     14) INTELLECTUAL PROPERTY.

          a) TRADEMARKS/TRADENAMES. Customer shall sell the Product under their generic names and under its own trademarks or trade names, if any. In connection with the performance of this Agreement, Customer hereby grants to Gum Tech the right to reproduce and print on the Products those trademarks and/or trade names of Customer as are designated by Customer. Gum Tech shall notify Customer in writing of any Gum Tech trademark or trade name associated with the Product. Customer shall not have any right, title, or interest in or to any of Gum Tech's trademarks or trade names.

          b) NO VIOLATION OF THIRD PARTY RIGHTS. Customer represents and warrants to Gum Tech that the execution of this Agreement and performance by Customer and Gum Tech hereunder shall not violate any rights of the parties hereunder or any third party in any patent, copyright, trademark or trade name or other proprietary technology or information ("INTELLECTUAL PROPERTY"). If any claim based upon alleged infringement of rights to Intellectual Property is asserted against Gum Tech by virtue of its contractual duties hereunder,

Customer shall indemnify and hold Gum Tech harmless from all claims, demands and legal actions against Gum Tech in accordance with the provisions of SECTION 11.(B) above.

          c) SPECIFICATIONS. At all times, Gum Tech shall retain ownership of the Specifications and any improvements thereto.

     15) CONFIDENTIALITY.

          a) DEFINITION OF "CONFIDENTIAL INFORMATION". The term "Confidential Information" means any oral or written information or materials relating to and including, but not limited to, such matters as trade secrets, systems, procedures, manuals, confidential reports, lists of suppliers, research and development projects, policies, processes, formulas, techniques, know-how and facts relating to sales, advertising, mailing, promotions, financial matters, customers, customer lists, purchases or requirements or other methods used by a party in its operations. Notwithstanding the above, the term "Confidential Information" shall not include any information that:

               i) At the time of disclosure is generally available to the public or thereafter becomes available to the public by publication or otherwise through no act, omission or default of the party to whom disclosure is made.

               ii) Was in the possession of the party to whom disclosure is made prior to the time of disclosure and was not acquired directly or indirectly from the disclosing party or any person, firm or corporation acting on behalf of, or otherwise subject to any duty of confidentiality to, the disclosing party.

               iii) Is independently made available as a matter of right by a third party who is under no duty of confidentiality to the disclosing party .

               iv) Is independently developed by an employee of the receiving party who has not had access to the Confidential Information received from the disclosing party.

          b) DUTY NOT TO DISCLOSE. Each party recognizes and acknowledges that by the terms of this Agreement it shall from time to time obtain and have access to the Confidential Information of the other party. Accordingly, it shall not, during the term hereof and at all times forever after the expiration or termination of this Agreement, in any way, directly or indirectly, make use of, divulge, publish, reveal or disclose any of the Confidential Information of the other party or any part thereof for any purpose whatsoever to any person, firm, corporation, association or other entity without the express written consent of the disclosing party. Notwithstanding any provision to the contrary contained herein, the foregoing restriction shall not apply to any release, publication, or disclosure required by Applicable Law, provided that, in the event of any such legal compulsion to disclose Confidential Information, the party being compelled shall immediately notify the disclosing party of the compulsion and shall cooperate with the disclosing party in any effort to limit or annul such compulsion.

          c) DUTY TO PRESERVE CONFIDENTIALITY. Each party shall use its best efforts, including, but not limited to, efforts fully commensurate with those employed by such party for the protection of its own confidential information, to protect the Confidential Information of the other party in such party's possession. Each party shall instruct its employees, agents, directors, officers, and any other person acting on such party's behalf to treat the other party's Confidential Information as confidential.

          d) CUSTOMER NOT TO REPLICATE PRODUCT. Customer shall not, under any circumstances, copy, replicate, imitate or reverse engineer any of Gum Tech's products, including, but not limited to, the Product.

          e) INJUNCTIVE RELIEF. Each party acknowledges and realizes that the other party's Confidential Information is special, unique and extraordinary and is vital to the other party. Accordingly, the parties acknowledge that the breach of this SECTION 15 by one of the parties will result in irreparable to the other party and that, therefore, in addition to any and all other remedies the other party may have under this Agreement, at law or in equity, it shall be entitled to institute and prosecute proceedings at law or in equity, in any court of competent jurisdiction, to obtain an injunction restraining the first party from violating or continuing to violate this SECTION 15. Each party agrees that the disclosing party's remedy at law would be inadequate and, therefore, agrees and consents that temporary and/or permanent injunctive relief may be sought in any proceeding which may be brought to enforce this SECTION 15 without the necessity or proof of actual damage.

          f) SURVIVAL OF OBLIGATIONS. The obligations under this SECTION 15 shall survive the expiration or termination of this Agreement.

     16) TERMINATION. This Agreement may be terminated by:

          a) Gum Tech in the event that Customer does not meet the minimum annual purchase levels or minimum order amounts set forth on EXHIBIT D.

          b) Gum Tech in the event that an invoice  is not paid  within  fifteen
(15) days after the due date thereof or in the event that Customer is in material default of any covenant, representation, agreement, warranty or other non-monetary obligation hereunder, which material default is not cured within fifteen (15) days following written notice of such default.

          c) Customer in the event that Gum Tech is in material default of any covenant, representation, agreement, warranty or other obligation hereunder, which material default is not cured within fifteen (15) days following written notice of such default, or

          d) Customer in accordance with SECTION 7.(F).

In the event of a termination of this Agreement, Customer agrees to pay for all raw materials and packaging materials purchased exclusively for Customer and all finished Product on hand.

     17) MISCELLANEOUS.

          a) INDEPENDENT CONTRACTORS. Both parties agree to perform under this Agreement solely as independent contractors and shall not hold themselves out as employees or agents of the other. This Agreement does not and shall not be construed to constitute a partnership, agency relationship, or joint venture between the parties, and neither party shall have the right to obligate or bind the other party except as specifically set forth herein.

          b) COMPLETE AGREEMENT. This Agreement and Exhibits attached hereto contain the entire understanding of the parties and may not be modified, altered or amended except in writing signed by both parties. Customer acknowledges that Gum Tech and its representatives have made no promise or affirmation of fact to Customer with respect to the Product which is not set forth in the terms and conditions of this Agreement or any written materials furnished by one party to the other. This is the complete and final expression of the bargain made between the parties hereto.

          c) SEVERABILITY OF PROVISIONS. If any provision of this Agreement, or its application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

          d) ATTORNEYS' FEES. In the event either party hereto is required to bring any action to enforce any provision hereof, or to secure specific performance hereof, or to collect damages of any kind for any breach of this Agreement, the prevailing party shall be entitled to all court costs, all expenses arising out of or incurred by reasons of the litigation and any reasonable attorneys' fees expended or incurred in any such proceedings, and all costs and expenses shall be included in the judgment.

          e) NOTICES. All notices provided for by this Agreement shall be given in writing, postage or transmission costs prepaid, and shall be addressed to the intended recipient at the address first set forth above, or such other address as such party may from time to time designate in writing. All notices shall be deemed received by the intended recipient on: (i) the third business day after the date placed in the United States mail, as certified mail, return receipt requested and postage paid thereon; (ii) the day that such notice is sent by telecopy or facsimile to the intended recipient provided that such notice is also sent by United States mail, as certified mail, return receipt requested and postage paid thereon, and (iii) the business day after the date sent by reputable overnight service.

          f) GOVERNING LAW. This Agreement and each purchase order shall be exclusively governed by the laws of the State of Arizona, including, but not limited to, the uniform commercial code in effect in the State of Arizona, without giving effect to the choice of law principals thereof. It is the parties express intent that this Agreement and all sales to Customer shall be deemed to be made in Phoenix, Maricopa County, Arizona. The parties agree that any action interpreting the Agreement shall be brought in Superior Court of Arizona in Maricopa County, Arizona and they consent to the jurisdiction and venue of such a court.

          g) TIME OF ESSENCE. Time is of the essence of hereunder.

          h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          i) AUTHORITY. Each signer of this Agreement is authorized and warrants that he, she, or it is authorized to enter into this Agreement on behalf of himself, herself, or itself or his, her, or its respective principals.

          j) FURTHER ASSURANCES. In addition to the respective obligations required to be performed under this Agreement, Customer and Gum Tech shall each perform, from time to time, other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably required in order to consummate the transactions described in this Agreement. It is understood and agreed, inter alia, that the foregoing provisions shall not be deemed to require either party to perform any of the obligations of the other.

          k) ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Notwithstanding the foregoing, Customer approves the transfer of Gum Tech's rights and obligations hereunder to any entity or person which purchases substantially all of Gum Tech's assets.

          l) BINDING EFFECT.  This Agreement shall be binding upon, and inure to
the  benefit  of,  the  parties  hereto  and  their  respective   heirs,   legal
representatives, successors and assigns.

          m) WAIVER. None of the terms of this Agreement shall be deemed to be waived or modified except by a written document drawn expressly for such purpose and executed by the party against whom enforcement of such waiver or modification is sought. Failure or delay of either party hereto to enforce any of its rights under this Agreement shall not be deemed a modification or a continuing waiver by such party of any of its rights hereunder.

          n) INCORPORATION. The Recitals and the Exhibits are incorporated in this Agreement by this reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first written above.

                                    GUM TECH INTERNATIONAL, INC., a Utah
                                    Corporation

                                    By:
                                        ----------------------------------------

                                    Name:
                                          --------------------------------------

                                    Title:
                                           -------------------------------------



                                                                  , a
                                    -----------------------------     ----------
                                    Corporation

                                    By:
                                        ----------------------------------------

                                    Name:
                                          --------------------------------------

                                    Title:
                                           -------------------------------------

                                    EXHIBIT A

                                    PRODUCTS

                                   EXHIBIT B

                                 SPECIFICATIONS

                                    EXHIBIT C

                                      PRICE

                                    EXHIBIT D

                      MINIMUM ANNUAL PURCHASE REQUIREMENTS




                              MINIMUM ORDER AMOUNTS

                                       19